Execution Version
Hawaiian Electric Exhibit 10.2

PURCHASE AND CONTRIBUTION AGREEMENT
Dated as of May 17, 2024 among
THE VARIOUS ENTITIES LISTED ON SCHEDULE I HERETO,
as Originators,
HAWAIIAN ELECTRIC COMPANY, INC.,
as Servicer,
and
HE AR INTER LLC,
as Buyer

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SCHEDULES
Schedule I	List and Location of each Originator
Schedule II	Location of Books and Records of Originators
Schedule III	Trade Names
Schedule IV	Notice Addresses
Schedule V	Intermediate Accounts
Schedule VI	Credit and Collection Policy

EXHIBITS
Exhibit A	Form of Purchase Report
Exhibit B	Form of Joinder Agreement

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This PURCHASE AND CONTRIBUTION AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of May 17, 2024 is entered into among the various entities listed on Schedule I hereto or that become parties hereto from time to time pursuant to Section 4.3 hereof (the “Originators” and each, an “Originator”), Hawaiian Electric Company, Inc., a Hawaiian corporation (“HECO” or the “Company”), as the initial Servicer, and HE AR INTER LLC, a Delaware limited liability company (the “Buyer”).
INTRODUCTORY STATEMENT
Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Agreement are defined in the ABL Credit Agreement, dated as of the date hereof, among HE AR BRWR LLC, as borrower, the several banks and other financial institutions from time to time parties thereto as Lenders, Barclays Bank PLC, as administrative agent, funding agent and collateral agent for the benefit of the Secured Parties (together with its successors and permitted assigns in such capacities, the “Administrative Agent”) and the other agents party thereto (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”).
Certain capitalized terms used herein are defined in Section 11.16.
All references herein to months are to calendar months unless otherwise expressly indicated. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, “or” means “and/or,” and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.
BACKGROUND
1.    The Buyer is a bankruptcy remote special purpose limited liability company that is a wholly-owned direct subsidiary of Company.
2.    Each Originator is a wholly-owned direct or indirect subsidiary of the Company. The Originators generate Receivables in the ordinary course of their businesses.
3.    The Originators, in order to finance their respective businesses, wish to sell (and in the case of the Contributing Originator, sell or contribute, as applicable) Subject Receivables, the Related Rights and Related Security to the Buyer, and the Buyer is willing to purchase such Subject Receivables and the Related Rights and Related Security from the Originators, on the terms and subject to the conditions set forth herein.
4.    The Originators and the Buyer intend each such transaction to be a true sale and/or an absolute contribution and conveyance, as applicable, of the Subject Receivables and the Related Rights in respect of such Subject Receivables by each Originator to the Buyer, providing the Buyer with the full benefits of ownership of such Subject Receivables, and the Originators and the Buyer do not intend the transactions hereunder to be characterized as a loan from the Buyer to any Originator.
5.    The Originators acknowledge that the Buyer intends to on-sell, and grant a security interest in, the Subject Receivables, Related Security and the Related Rights, including its right, title and interest in this Agreement to the Borrower under the ABL Credit Agreement and the Borrower, in turn, will grant a security interest in the Subject Receivables, the Related Security and Related Rights (including this agreement) to the Administrative Agent for the benefit of the Secured Parties to secure its obligations under the ABL Credit Agreement.

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6.    The Buyer acknowledges that a portion of the payments made by the various obligors under the Receivables (referred to herein as the “Account Debtors”) in connection with their payments of the Receivables consist of taxes and certain other Excluded Amounts (as defined below) that the Originators are required to collect for third parties (such as GEMS).
7.    The Buyer further acknowledges that the Originators may designate a percentage of the outstanding amount of Receivables at any time as Excluded Receivables. Such Excluded Receivables shall not constitute Subject Receivables hereunder and any proceeds in respect of such Excluded Receivables shall, to the extent paid to any account of the Buyer (including any Intermediate Account) be turned over to or at the direction of, the relevant Originator or its designee.
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE I
AGREEMENT TO PURCHASE AND SELL
SECTION 1.1 Agreement To Purchase and Sell. On the terms and subject to the conditions set forth in this Agreement, each Originator, severally and for itself, agrees to sell to the Buyer, and the Buyer agrees to purchase from such Originator from time to time on or after the Purchase Agreement Effective Date, but before the Purchase Termination Date (as defined in Section 1.4), all of such Originator’s right, title and interest (but not obligations) in and to:
(a)    each Receivable other than any Excluded Receivable, Non-Commodity Related Receivable or Reconveyed Receivable (a “Subject Receivable”) of such Originator that existed and was owing to such Originator at the closing of such Originator’s business on the date (the “Cut-Off Date”) that is (i) with respect to each Originator party hereto on the Purchase Agreement Effective Date, one (1) Business Day prior to the Purchase Agreement Effective Date, and (ii) with respect to any Originator that first becomes a party hereto after the Purchase Agreement Effective Date, one (1) Business Day prior to the date on which such Originator becomes a party hereto or such other date as the Buyer and such Originator agree to in writing;
(b)    each Subject Receivable generated by such Originator from and including the Cut-Off Date to but excluding the Purchase Termination Date;
(c)    all right, title and interest in, to and under, but not the obligations of, such Originator under all Related Security with respect to any of the foregoing Subject Receivables;
(d)    all monies due or to become due to such Originator with respect to any of the foregoing;
(e)    all books, records and other information of such Originator to the extent related to any of the foregoing;
(f)    all Collections and other proceeds (as defined in the UCC) of any of the foregoing that are or were received by such Originator on or after the Cut-Off Date, (including, without limitation, all funds which either are received by such Originator, the Buyer or the Servicer from or on behalf of the Account Debtors in payment of any amounts owed (including, without limitation, invoice price, finance charges, interest and all other charges) in respect of any of the above Subject Receivables or Related Security or are applied to such amounts owed by the Account Debtors (including, without limitation, any

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insurance payments that such Originator, the Buyer or the Servicer applies in the ordinary course of its business to amounts owed in respect of any of the above Subject Receivables or Related Security, and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Account Debtors in respect of any of the above Receivables or any other parties directly or indirectly liable for payment of such Subject Receivables));
(g)    all rights, remedies, powers, privileges, title and interest (but not obligations) with respect to the Subject Receivables sold or contributed hereunder; and
(h)     all rights, remedies, powers, privileges, title and interest (but not obligations) in and to all Intermediate Accounts, Controlled Accounts and Collateral Agent Deposit Accounts into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC).
All purchases hereunder shall be made without recourse, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Originators set forth in this Agreement and each other Loan Document to which they are a party. No obligation or liability to any Account Debtor or any other Person on any Receivable is intended to be assumed by the Buyer hereunder, and any such assumption is expressly disclaimed. The Buyer’s foregoing agreement to purchase Subject Receivables and the proceeds and rights described in clauses (e) through (h) (collectively; the “Related Rights”), is herein called the “Purchase Facility.”
SECTION 1.2 Timing of Purchases.
(a)    Effective Date Purchases. Effective on the Purchase Agreement Effective Date, each Originator hereby sells to the Buyer, and the Buyer hereby purchases, such Originator’s entire right, title and interest in, to and under (i) each Subject Receivable that existed and was owing to such Originator at the Cut-Off Date, and (ii) all Related Rights and Related Security with respect thereto.
(b)    Subsequent Purchases. After the Purchase Agreement Effective Date, until the Purchase Termination Date, each Subject Receivable and the Related Rights for such Subject Receivable generated by each Originator shall be, and shall be deemed to have been, sold by such Originator to the Buyer (and without further action other than the payment (including by way of netting) of the Purchase Price to such Originator or its designee) on the date on which such Subject Receivable is generated (or if such day is not a Business Day, the following Business Day) (the Payment Date on which the sale of a Receivable takes place, the “Sale Date” with respect to such Receivable).
SECTION 1.3 Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to pay the Purchase Price for the Subject Receivables and Related Rights to the Originators or their designees in accordance with Article III.
SECTION 1.4 Purchase Termination Date. The “Purchase Termination Date” shall be the earlier to occur of (a) the Final Payout Date and (b) 45 days following the day on which the Originators shall have given written notice to the Buyer and the Administrative Agent at or prior to 10:00 a.m. (New York City time) that the Originators desire to terminate this Agreement.
SECTION 1.5 Intention of the Parties.
(a)    It is the express intent of each Originator and the Buyer that each conveyance by such Originator to the Buyer pursuant to this Agreement of the Subject Receivables, (including without

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limitation, all Subject Receivables, if any, constituting general intangibles as defined in the UCC), and all Related Rights be construed as a valid and perfected sale and absolute assignment (without recourse except as provided herein) of such Subject Receivables and Related Rights by such Originator to the Buyer (rather than the grant of a security interest to secure a debt or other obligation of such Originator) and that the right, title and interest in and to such Subject Receivables and Related Rights conveyed to the Buyer be prior to the rights of and enforceable against all other Persons at any time, including, without limitation, lien creditors, secured lenders, purchasers and any Person claiming through such Originator. The parties acknowledge that an outright sale of Receivables or an interest in Receivables is a “security interest” within the meaning of UCC 1-201(b)(35) and as such, the terms and terminology of UCC Article 9 will apply to this Agreement and be used in, or in connection with, this Agreement without thereby affecting the nature of the outright sale hereunder and as such it is also the intent of the parties that this Agreement shall be, and hereby is, a “security agreement” within the meaning of the UCC. However, if, contrary to the mutual intent of the parties, any conveyance of Subject Receivables, including without limitation any Subject Receivables constituting general intangibles as defined in the UCC, or any Related Rights with respect thereto is not construed to be both a valid and perfected sale and absolute assignment of such Subject Receivables or Related Rights, and a conveyance of such Subject Receivables or Related Rights that is prior to the rights of and enforceable against all other Persons at any time, including without limitation lien creditors, secured lenders, purchasers and any Person claiming through such Originator, then, it is the intent of such Originator and the Buyer that such Originator shall be deemed to have granted to the Buyer as of the date of this Agreement, and such Originator hereby grants to the Buyer, a security interest in, to and under all of such Originator’s right, title and interest in and to the Subject Receivables and the Related Rights now existing and hereafter created by such Originator transferred or purported to be transferred hereunder to secure such Originator’s obligations hereunder (including, without limitation, pursuant to Section 3.4 and Section 10.1 hereof).
(b)    The Originators acknowledge that the Buyer is on-selling the Subject Receivables (other than the Excluded Amounts) and Related Security pursuant to the Borrower Purchase and Contribution Agreement to the Borrower under the ABL Credit Facility and that the Buyer, to secure its obligations under such Borrower Purchase and Contribution Agreement has granted to Borrower a security interest in all of Buyer’s right, title and interest in and under this Agreement and each Originator hereby confirms that it recognizes Borrower’s security interest (and right to exercise such security interest) herein. Each Originator further acknowledges that the Borrower has granted to the Administrative Agent under the ABL Credit Facility, for the benefit of such Agent, the Lenders thereunder and the other Secured Parties set forth therein, a security interest in all or substantially all of Borrower’s personal property, including Borrower’s right, title and interest in this Agreement and each Originator hereby confirms that it recognizes the Administrative Agent’s security interest (and right to exercise such security interest) herein.
ARTICLE II
PURCHASE REPORT; CALCULATION OF PURCHASE PRICE
SECTION 2.1 Purchase Report. Each Originator shall provide the Servicer with the information reasonably required by the Servicer for the Servicer to deliver all Purchase Reports required in accordance with Section 8.2 hereof.
SECTION 2.2 Calculation of Purchase Price. The “Purchase Price” to be paid to each Originator in accordance with the terms of Article III for the Subject Receivables and the Related Rights that are purchased hereunder from such Originator shall be determined in accordance with the following formula:
PP    =    (OB x FMVD)
where:

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PP    =    Purchase Price for each Subject Receivable as calculated on the relevant Payment Date.
OB    =    The Outstanding Balance of such Subject Receivable on the relevant Payment Date.
FMVD    =    Such percentage as agreed between such Originator and the Buyer to reflect the fair market price for the Subject Receivables, which initially shall be equal to 1.0 minus a percentage, initially to be set at 0.5%; provided that, such percentage shall not be greater than 1.5% or less than 0.25% without the prior written consent of the Administrative Agent, not to be unreasonably withheld, conditioned or delayed
“Payment Date” means (i) the Purchase Agreement Effective Date and (ii) each Business Day thereafter that the Originators are open for business.
ARTICLE III
PAYMENT OF PURCHASE PRICE
SECTION 3.1 Initial Purchase Price Payment. On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to pay to each Originator or its designee the Purchase Price for the purchase to be made from such Originator on the Purchase Agreement Effective Date in a combination of, at the election of the Buyer, (a) cash of the Buyer (subject to netting) or (b) through a contribution to the Buyer in the case of the Contributing Originator representing an increase in the value of the equity interest of the Contributing Originator in the Buyer in a combined amount equal to the amount of the Purchase Price of Receivables contributed.
SECTION 3.2 Subsequent Purchase Price Payments. On each Payment Date subsequent to the Purchase Agreement Effective Date, on the terms and subject to the conditions set forth in this Agreement, the Buyer shall pay to each Originator or its designee the Purchase Price for the Subject Receivables and the Related Rights sold by such Originator on such Payment Date in a combination of, at the election of the Buyer, (a) cash of the Buyer (subject to netting) or (b) through a contribution to the Buyer in the case of the Contributing Originator representing an increase in the value of the equity interest of the Contributing Originator in the Buyer equal to the amount of the Purchase Price of Subject Receivables contributed.
SECTION 3.3 Allocation of Payments. All amounts paid by the Buyer in cash shall be allocated first to each Originator other than the Contributing Originator to the extent the Buyer has cash available therefor; provided, that if the Buyer does not have sufficient cash available to pay all of the Purchase Price then due and payable to the Originators other than the Contributing Originator, then the Contributing Originator shall, in its sole discretion, contribute to the capital of the Buyer sufficient cash to pay the Purchase Price then due and payable in full to such other Originators or such Originator’s designee (subject to netting against any cash then payable by Buyer to such Originator or such Originator’s designee, as applicable); and second to the Contributing Originator. To the extent cash of the Buyer is not sufficient to pay in full the portion of the Purchase Price then due and payable to the Contributing Originator that the Buyer has elected to pay in cash, the Contributing Originator shall (and hereby irrevocably does without further action) contribute to the capital of the Buyer all Receivables attributable to such unpaid cash portion of the Purchase Price.
SECTION 3.4 Settlement as to Specific Receivables; Reconveyance of Specific Receivables.

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(a)    If, (A) on the day of purchase of any Subject Receivable from an Originator hereunder, any of the representations or warranties set forth in Section 5.1(k), Section 5.1(l), Section 5.1(w), Section 5.1(z) or Section 5.1(aa) are not true with respect to such Subject Receivable or (B) as a result of any action or (other than with respect to Section 5.1(z)) inaction (other than solely as a result of the failure to collect such Subject Receivable due to a discharge in bankruptcy or similar insolvency proceeding or other credit related reasons with respect to the relevant Account Debtor) of such Originator, on any subsequent day, any of such representations or warranties set forth in Section 5.1(k), Section 5.1(l) (other than as a result of clauses (k) or (l) in the definition of “Exclusionary Criteria”), Section 5.1(w), Section 5.1(z) or Section 5.1(aa) is no longer true with respect to such Receivable, then such Subject Receivable will be deemed to be an “Reconveyable Receivable”.
(b)    Upon any Originator Responsible Officer obtaining knowledge of any Subject Receivable included in the Borrowing Base under the ABL Credit Facility being deemed an Reconveyable Receivable or any Subject Receivable included in the Borrowing Base that is not an Reconveyable Receivable being reduced or canceled as a result of any Dilution Factor (the “Dilution Amount”), the relevant Originator shall:
(i)     if, after excluding all such Reconveyable Receivables and all Dilution Amounts from the Borrowing Base, the Payment Conditions, are satisfied, within 5 Business Days of such Originator Responsible Officer obtaining such knowledge, notify Buyer and the Servicer thereof (to the extent Buyer or Servicer, as applicable, has not separately obtained knowledge thereof). The relevant Originator may, or, if directed by the Buyer, shall, elect to have the Buyer reconvey such Reconveyable Receivable to the Seller (in which case Seller shall pay the Purchase Price to Buyer in cash, subject to netting, by wire transfer to an Intermediate Account); or
(ii)    if, after excluding all such Reconveyable Receivables and Dilution Amounts from the Borrowing Base, the Payment Conditions are not satisfied, the Relevant Originator shall promptly, and in any event within 3 Business Days (or within 1 Business Day if the Excess Availability after excluding all such Reconveyable Receivables from the Borrowing Base is not at least $1) of such Originator Responsible Officer obtaining such knowledge pay to the Buyer the Purchase Price for such Reconveyable Receivable or the Dilution Amounts, as applicable, by wire transfer to an Intermediate Account, and notify the Buyer and the Servicer thereof (to the extent Buyer or Servicer, as applicable, has not separately obtained knowledge thereof).
(c)    Any reconveyance in compliance with any Originator’s payment obligations in clause (a) of this Section shall be without recourse and without representation or warranty except that such Subject Receivable is free and clear of all liens, security interests, charges and encumbrances created by the Buyer. Once so reconveyed by the Buyer to such Originator, such Originator shall not thereafter sell such Receivable (a “Reconveyed Receivable”) to the Buyer pursuant to this Agreement. The Originator shall be jointly and severally liable with each Originator as to its obligations to the Buyer with respect to Dilution Amounts and the payment of the Purchase Price of Reconveyable Receivables, as provided in this Section 3.4. The Servicer shall be jointly and severally liable with each Originator (except as to itself, in such capacity) as to its obligations to the Buyer with respect to Dilution Amounts and the payment of the Purchase Price of Reconveyable Receivables, as provided in this Section 3.4.
(d) Although the Purchase Price for each Subject Receivable purchased after the date hereof shall be due and payable by the Buyer to the Originator on the applicable Payment Date, a reconciliation of the Purchase Prices between Buyer and each Originator may be effected on any date of determination thereafter as part of reconciling the records as it relates to the outstanding balance of any such Subject Receivable whether as a result of a Dilution Factor or otherwise.

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ARTICLE IV
CONDITIONS OF PURCHASES; ADDITIONAL ORIGINATORS
SECTION 4.1 Conditions Precedent to Initial Purchase. The initial purchase hereunder is subject to the condition precedent that the Buyer, the Borrower (as Buyer’s assignee) and the Administrative Agent (as Borrower’s assignee for the benefit of the Secured Parties under the ABL Credit Agreement) shall have received the following, each (unless otherwise indicated) dated the Purchase Agreement Effective Date, and each in form and substance satisfactory to the Buyer, the Borrower and the Administrative Agent (the date on which all such items have been received, the “Purchase Agreement Effective Date”):
(a)    a copy of the resolutions or unanimous written consent of the board of directors or other governing body of each Originator approving this Agreement and the other Loan Documents to be executed and delivered by it and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of such Originator;
(b)    good standing certificates for each Originator issued as of a recent date reasonably acceptable to the Buyer and the Administrative Agent by the Secretary of State (or similar official) of the jurisdiction of such Originator’s organization or formation and each other jurisdiction where such Originator is required to be qualified to transact business, except where the failure to be so qualified would not reasonably be expected to have an Originator Material Adverse Effect;
(c)    a certificate of each Originator Responsible Officer certifying the names and true signatures of the officers authorized on such Originator’s behalf to sign this Agreement and the other Loan Documents to be executed and delivered by it (on which certificate the Servicer, the Buyer, the Administrative Agent and each Lender may conclusively rely until such time as the Servicer, the Buyer and the Administrative Agent shall receive from such Person a revised certificate meeting the requirements of this clause (c));
(d)    the certificate of formation, articles of incorporation or articles of organization of each Originator (including all amendments and modifications thereto), as applicable, duly certified by the Secretary of State of the jurisdiction of such Originator’s organization as of a recent date, together with a copy of the by-laws, limited liability company agreement or other governing documents of such Originator (including all amendments and modifications thereto), as applicable, each duly certified by the Secretary or an Assistant Secretary of such Originator;
(e)    proper financing statements (Form UCC-1) that have been duly authorized and name each Originator as the debtor/seller and the Buyer as the buyer/assignor secured party (and the Borrower, as additional assignee/secured party and the Administrative Agent, for the benefit of the Secured Parties, as total assignee / secured party) of the Subject Receivables sold by such Originator as may be necessary or, in the Buyer’s, Borrower’s or the Administrative Agent’s reasonable opinion, desirable under the UCC of all appropriate jurisdictions to perfect the Buyer’s ownership or security interest in such Subject Receivables and the Related Rights in which an ownership or security interest has been assigned to it hereunder;
(f)    a written search report from a Person reasonably satisfactory to the Buyer, the Borrower and the Administrative Agent listing all effective financing statements that name the Originators as debtors or sellers and that are filed in all jurisdictions in which filings may be made against such Originator pursuant to the applicable UCC, together with copies of such financing statements (none of which, except for those released or terminated, as the case may be, prior to the date hereof), shall cover any Subject Receivable or any Related Rights which are to be sold to the Buyer hereunder, and tax and judgment lien search reports (including, without limitation, liens of the PBGC) from a Person reasonably satisfactory

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to the Buyer, the Borrower and the Administrative Agent showing no evidence of such liens filed against any Originator;
(g)    an updated Schedule V hereto;
(h)    evidence (i) of the execution and delivery by each of the parties thereto of each of the Loan Documents to be executed and delivered by it in connection herewith and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such Loan Documents has been satisfied to the Buyer’s and the Administrative Agent’s satisfaction;
(i)    the Company shall have received the PUC Initial Order; and
(j)    the Company and the Buyer shall have agreed that the Purchase Agreement Effective Date has occurred and notified the Administrative Agent thereof in writing (which may be by email).
SECTION 4.2 Certification as to Representations and Warranties. On each day that a new Subject Receivable is sold or purportedly sold to the Buyer hereunder, such Originator shall be deemed to have certified that (i) all representations and warranties set forth in Section 5.1 are true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation or warranty shall be true and correct as made) on and as of such day (except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date)) and (ii) no Purchase and Contribution Termination Event, Unmatured Purchase and Contribution Termination Event, Default or Event of Default has occurred and is continuing, or would result from the sale of such Receivables. Notwithstanding the foregoing, nothing in this Section 4.2 shall require any Originator to make as of a date later than the applicable Sale Date any representation or warranty with respect to a Subject Receivable that it has transferred to the Buyer, but each Originator shall promptly notify the Buyer, the Borrower and the Administrative Agent if such Originator Responsible Officer has knowledge that a representation and warranty that it made under this Agreement was not correct when made.
SECTION 4.3 Additional Originators. Additional Persons may be added as Originators hereunder, with the prior written consent of the Buyer and the Administrative Agent (which consents may be granted or withheld in their sole discretion); provided that the following conditions are satisfied or waived in writing by the Administrative Agent on or before the date of such addition:
(a)    the Servicer shall have given the Buyer and the Administrative Agent at least thirty (30) days’ prior written notice of such proposed addition and the identity of the proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as the Buyer, the Administrative Agent or any Lender may reasonably request;
(b)    such proposed additional Originator shall have executed and delivered to the Buyer and the Administrative Agent an agreement substantially in the form attached hereto as Exhibit B (a “Joinder Agreement”);
(c)    such proposed additional Originator shall have delivered to the Buyer and the Administrative Agent each of the documents with respect to such Originator described in Section 4.1, as well as any legal opinion reasonably requested by either the Collateral Agent or the Co-Collateral Agent, in each case in form and substance satisfactory to the Buyer and the Administrative Agent;
(d)    no Purchase and Contribution Termination Event or Unmatured Purchase and

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Contribution Termination Event shall have occurred and be continuing; and
(e)    no Default or Event of Default shall have occurred and be continuing;
(f)    the Administrative Agent shall have received, and be satisfied with, the final report in respect of the a field exam conducted on each Additional Originator by a third party acceptable to the Administrative Agent.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS
SECTION 5.1 Representations and Warranties. In order to induce the Buyer to enter into this Agreement and to make purchases hereunder, each Originator hereby represents and warrants to Buyer, to the Borrower (as Buyer’s assignee) and to the Administrative Agent (as Borrower’s assignee for the benefit of the Secured Parties under the ABL Credit Agreement) with respect to itself that each representation and warranty set forth in this Section is true and correct with respect to it and the Subject Receivables sold by it hereunder on the day such Subject Receivables are sold by it hereunder:
(a)    Organization and Good Standing. Such Originator is duly and validly organized and existing in good standing under the laws of its jurisdiction of organization, formation or charter (it being understood that the Borrower was originally organized under the laws of the Kingdom of Hawaii, Hawaii Electric Light was organized under the laws of the Republic of Hawaii and Maui Electric was organized under the laws of the Territory of Hawaii).
(b)    Due Qualification. Such Originator is duly licensed or qualified to transact business in each other jurisdiction where failure to so qualify would have an Originator Material Adverse Effect.
(c)    Power and Authority; Due Authorization. Such Originator (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Loan Documents to which it is a party, (B) perform its obligations under this Agreement and the other Loan Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Loan Documents to which it is a party have been duly authorized by such Originator by all necessary action and (C) grant a security interest in the Subject Receivables and the Related Rights to the Buyer on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Loan Documents to which it is a party.
(d)    Binding Obligations. This Agreement and each of the other Loan Documents to which it is a party constitutes legal, valid and binding obligations of such Originator, enforceable against such Originator in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(e)    No Conflict or Violation. The execution and delivery of this Agreement and each other Loan Document to which such Originator is a party, the performance of the transactions contemplated by this Agreement and the other Loan Documents to which it is a party and the fulfillment of the terms of this Agreement and the other Loan Documents to which it is a party by it will not (i) conflict with, result in

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any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under (x) its organizational documents or (y) any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other material agreement or material instrument to which it is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other material agreement or material instrument, other than this Agreement and the other Loan Documents or (iii) conflict with or violate any Applicable Law, except in the case of subclauses (i)(y), (ii) and (iii), to the extent that any such conflict, breach, default, Adverse Claim or violation would not reasonably be expected to have a Material Adverse Effect or an Originator Material Adverse Effect.
(f)    Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to its knowledge threatened, against such Originator before any Governmental Authority: (i) asserting the invalidity of this Agreement or any of the other Loan Documents to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Loan Document or (iii) seeking any determination or ruling that could materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Agreement or any of the other Loan Documents to which it is a party.
(g)    No Consents. Such Originator is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, or performance of this Agreement or any other Loan Document to which it is a party, except for the PUC Final Order, the consents, licenses, approvals, registrations, authorizations or declarations that have already been obtained or those consents, licenses, approvals, registrations, authorizations or declarations the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect or an Originator Material Adverse Effect.
(h)    Compliance with Applicable Law. Such Originator (i) has duly satisfied all obligations on its part to be fulfilled under or in connection with the Subject Receivables and the related Contracts and (ii) has complied in all material respects with all Applicable Law in connection with the Subject Receivables.
(i)    [Reserved]
(j)    Names and Location. Except as described in Schedule III, such Originator has not used any corporate names, trade names or assumed names since the date occurring five calendar years prior to the Purchase Agreement Effective Date other than its name set forth on the signature pages hereto. Such Originator is “located” (as such term is defined in the applicable UCC) in the jurisdiction specified in Schedule I and since the date occurring five calendar years prior to the Purchase Agreement Effective Date, has not been “located” (as such term is defined in the applicable UCC) in any other jurisdiction (except as specified in Schedule I). The office(s) where such Originator keeps its records concerning the Subject Receivables is at the address(es) set forth on Schedule II.
(k)    Credit and Collection Policy. Such Originator has complied in all material respects with its Credit and Collection Policy in regard to each Subject Receivable sold by it hereunder and the related Contracts.
(l)    Eligible Non-Residential Accounts and Eligible Residential Accounts. Other than any Subject Receivable not included in the Borrowing Base, each Subject Receivable sold, transferred or assigned hereunder by any Originator to the Buyer is an Eligible Non-Residential Account or an Eligible Residential Account (each as defined in the ABL Credit Agreement) on the applicable Sale Date. No

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Subject Receivable, whether or not included in the Borrowing Base, is an Account with respect to which the Account Debtor is subject to any Sanctions, including a person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC or which is a designated person named on any similar applicable list.
(m)    No Adverse Selection. Each Subject Receivable was not selected by such Originator using any materially adverse selection procedures that identified such Subject Receivables as being materially less desirable or valuable than other Receivables originated by such Originator.
(n)    Margin Stock; Investment Company Act. Such Originator is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System), and no Purchase Price payments or proceeds under this Agreement will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Such Originator is not and is not required to be registered as an “investment company” under the Investment Company Act of 1940.
(o)    Other Loan Documents. Each representation and warranty made by such Originator under each other Loan Document to which it is a party is true and correct in all material respects as of the date when made or deemed made.
(p)    No Material Adverse Effect. Since December 31, 2023, there has been no Originator Material Adverse Effect.
(q)    Patriot Act; Sanctions; Anti-Corruption. For purposes of this Section 5.1(q), “knowledge” as to any Originator means the actual knowledge of the President, CEO, any Executive Vice President, General Counsel (or other chief legal officer) or Financial Officer of the Company.
(i)    Such Originator, its officers, employees, directors and, to the knowledge of the Company, its or its Subsidiaries’ agents, are in compliance with Anti-Corruption Laws and Sanctions.
(ii)    Such Originator has implemented and maintains in effect policies and procedures designed to ensure compliance by it and its directors, officers, employees and agents with Anti-Corruption Laws and Sanctions.
(iii)    None of such Originator, any Subsidiary thereof, any of its or their directors, officers or employees, or to the knowledge of the Borrower, any agents of such Originator or its Subsidiaries that will act in any capacity in connection with or benefit from the Purchase Facility established hereby, is a Sanctioned Person. No use of the proceeds of the sales of Receivables hereunder will violate Anti-Corruption Laws or Sanctions.
(r)    Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by such Originator with any bulk sales act or similar law.
(s)    Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in an Originator Material Adverse Effect, such Originator has timely filed (or validly extended) or caused to be filed (or validly extended) all material Tax returns and reports required by Applicable Law to have been filed by it and has paid or caused to be paid all Taxes required to be paid by it, except (i) any Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established or (ii) to the extent that the failure to do

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so would not reasonably be expected to have an Originator Material Adverse Effect.
(t)    Opinions. The facts regarding such Originator, the Subject Receivables sold by it hereunder, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Loan Documents are true and correct in all material respects.
(u)    No Fraudulent Conveyance. No sale hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.
(v)    ERISA. No ERISA Event has occurred that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in an Originator Material Adverse Effect.
(w)    Ordinary Course of Business. Such Originator represents and warrants that each remittance of Collections by or on behalf of such Originator to the Buyer under this Agreement will have been (i) in payment of an obligation of such Originator arising in the ordinary course of business or financial affairs of such Originator and (ii) made in the ordinary course of business or financial affairs of such Originator.
(x)    Perfection; Good Title. Immediately preceding its sale of each Subject Receivable hereunder, such Originator was the owner of such Subject Receivable sold or purported to be sold free and clear of any Adverse Claims, and each such sale hereunder constitutes a valid sale, transfer and assignment of all of such Originator’s right, title and interest in, to and under the Subject Receivables and Related Rights sold or transferred or purported to be sold or transferred by it, free and clear of any Adverse Claims enforceable against creditors of and purchasers from such Originator. At the time such Subject Receivable is sold or purported to be sold hereunder by such Originator, all appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect (and continue the perfection of) the sale of the Receivables and Related Rights from such Originator to the Buyer pursuant to this Agreement. This Agreement creates a valid and continuing security interest (as defined in New York UCC Section 1-201(b)(35)) in the Originator’s right, title and interest in, to and under the Subject Receivables and Related Rights. Upon the creation or acquisition of each new Subject Receivable and the transfer to the Buyer of each new Subject Receivable sold or otherwise conveyed or purported to be sold or conveyed hereunder, and on the Purchase Agreement Effective Date for then existing Subject Receivables, the Buyer shall have a valid and perfected first priority ownership or security interest in each Subject Receivable sold to it hereunder, free and clear of any Adverse Claim. The Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC. Other than the ownership or security interest granted to the Buyer pursuant to this Agreement, such Originator has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Subject Receivables or Related Rights except as permitted by this Agreement and the other Loan Documents. Such Originator has not authorized the filing of and is not aware of any financing statements filed against such Originator that include a description of collateral covering the Subject Receivables and Related Rights other than any financing statement (i) in favor of Buyer (where the Borrower (as Buyer’s assignee) and the Administrative Agent for the benefit of the Secured Parties under the ABL Agreement (as Borrower’s assignee) may be listed, respectively, as assignee/additional secured party or total assignee/additional secured party as the case may be) or (ii) that has been terminated or will be amended on or prior to the Purchase Agreement Effective Date to exclude the Subject Receivables and the Related Rights. Such Originator is not aware of any judgment lien, ERISA lien or tax lien filings against such Originator.

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(y)    Reliance on Separate Legal Identity. Such Originator acknowledges that each of the Lenders and the Administrative Agent are entering into the Loan Documents to which they are parties in reliance upon the Buyer’s identity as a legal entity separate from such Originator.
(z)    Enforceability of Contracts. Each Contract related to any Receivable sold by such Originator hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Account Debtor enforceable against the Account Debtor in accordance with its terms and each Subject Receivable constitutes (or when billed will constitute) a valid and binding obligation of the related Account Debtor to pay the outstanding balance of such Subject Receivable, except in each case as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium of other similar laws affecting the creditors’ rights generally and as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, without being subject to any defense, deduction, offset or counterclaim and such Originator has fully performed its obligations under such Contract to the extent required for the Account Debtor to be obligated to pay the related Subject Receivable.
(aa)    Nature of Pool Receivables. All Subject Receivables: (i) were originated by such Originator in the ordinary course of its business, (ii) were sold to Buyer for fair consideration and reasonably equivalent value and (iii) represent all, or a portion of the purchase price of merchandise, insurance or services within the meaning of Section 3(c)(5)(A) of the Investment Company Act.
(bb)    No Adverse Change in Receivables. Since December 31, 2023 there has been no material adverse change in either the collectability or the payment history of the Receivables originated by such Originator that are of the type that may be Subject Receivables hereunder.
(cc)    Solvent. As of the Purchase Agreement Effective Date, after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, such Originator is Solvent.
(dd)    Intermediate Accounts. The deposit accounts of the Buyer listed in Schedule V constitute, on the Purchase Agreement Effective Date, reflects all deposit accounts into which any Account Debtors in respect of any Pool Receivables are directed to make payments in respect of any such Pool Receivable.
ARTICLE VI
COVENANTS OF THE ORIGINATORS
SECTION 6.1 Covenants. From the date hereof until the Final Payout Date, each Originator will, unless the Buyer, the Borrower (as the Buyer’s assignee) and the Administrative Agent (as Borrower’s assignee, for the benefit of the Secured Parties under the ABL Credit Agreement) shall otherwise consent in writing, comply with the following covenants:
(a)    Financial Reporting. Each Originator will maintain a system of accounting established and administered in accordance with GAAP, and each Originator shall furnish to the Buyer and, the Administrative Agent such information as the Buyer, the Administrative Agent or any Lender may from time to time reasonably request relating to such system or otherwise, including, without limitation (but without duplication of any such information furnished pursuant to Sections 5.1, 5.2, 5.6 or 5.7 of the ABL Credit Agreement), (i) the financial statements, certificates and other documents and information required to be delivered pursuant to Section 6.01 of the Company Credit Agreement and (ii) any information necessary to allow the Buyer to comply with its obligations regarding field examinations pursuant to Section 5.6 of the ABL Credit Agreement.

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(b)    Notice of Events of Default, Default, Purchase and Contribution Termination Events, Unmatured Purchase and Contribution Termination Events and Material Adverse Effect. Promptly after an Originator Responsible Officer has obtained knowledge thereof, notify the Administrative Agent in writing (i) of the occurrence of any Event of Default or Purchase and Contribution Termination Event, which notice shall describe such Event of Default or Purchase and Contribution Termination Event (except to the extent the Administrative Agent shall have previously furnished to the Borrower or an Originator written notice of such Event of Default or Purchase and Sale Termination Event, respectively), and if applicable, the steps being taken by such Originator with respect thereto (which notice shall be deemed given if such notice is provided pursuant to Section 5.7(a) of the ABL Credit Agreement or Section 6.1(b) of the Borrower Purchase Agreement) and (ii) of any change in the business, operations, property or financial or other condition of such Originator which would reasonably be expected to have an Originator Material Adverse Effect.
(c)    Existence; Conduct of Business. Each Originator will do or cause to be done, all things necessary to preserve, renew and maintain in full force and effect its legal existence and take all reasonable action to maintain the rights, privileges (including its good standing where applicable in the relevant jurisdictions), permits, licenses and franchises material to the conduct of its business, provided that, other than in the case of the Buyer or the Borrower, the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.02 of the Company Credit Agreement or any merger or consolidation of a Subsidiary into an Originator or another Subsidiary of an Originator or the transfer of assets by any Subsidiary to an Originator or another Subsidiary of an Originator followed by the liquidation of dissolution of such Subsidiary, in each case solely to the extent permitted or not prohibited under the ABL Credit Agreement.
(d)    Compliance with Laws. Each Originator will comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or an Originator Material Adverse Effect.
(e)    Furnishing of Information and Inspection of Receivables. Each Originator will furnish or cause to be furnished to the Buyer, the Borrower (as the Buyer’s assignee) and the Administrative Agent (as the Borrower’s assignee) from time to time such information with respect to the Pool Receivables as the Buyer, the Borrower or the Administrative Agent or any Lender may reasonably request. Each Originator will, at such Originator’s reasonable expense, at reasonable times during normal business hours with reasonable prior written notice to such Originator, (i) permit the Buyer and/or the Administrative Agent or their agents or representatives to (A) examine and make copies of and abstracts from the books and records relating to the Pool Receivables and the Related Rights, (B) visit the offices and properties of such Originator for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables sold by it hereunder, the Related Rights or such Originator’s performance under the Loan Documents to which it is a party with any of the officers, directors, employees or independent public accountants (subject to such accountants’ customary policies and procedures) of such Originator (provided that representatives of such Originator are present and have the opportunity to participate during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during normal business hours, at such Originator’s reasonable expense, upon reasonable prior written notice from the Buyer or the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Pool Receivables and the Related Rights. Notwithstanding the foregoing, unless a Purchase and Contribution Termination Event has occurred and is continuing, the Administrative Agent shall not exercise such rights clause (i) and clause (ii) more often than one time each during any calendar year with respect to all of the Originators, taken as a whole, and such exercise shall be at the Originators’ expense.

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(f)    Payments on Receivables. Each Originator will instruct all Account Debtors in respect of Subject Receivables to deliver payments on the Pool Receivables to an Intermediate Account or a Borrower Controlled Account. If any payments on the Pool Receivables or other Collections are received by an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent (on behalf of itself and the other Secured Parties under the ABL Credit Agreement) and promptly (but in any event within two (2) Business Days after receipt thereof by Borrower) remit such funds into an Intermediate Account, a Borrower Controlled Account or Collateral Agent Deposit Account (subject to netting against amounts then payable by Buyer to such Originator). The Originators shall not instruct or permit any payments other than payments in respect of Pool Receivables and Related Assets to be made to any Intermediate Account or Borrower Controlled Account (except, with respect to any Borrower Controlled Account, amounts payable to such Borrower (including for purposes of on-payment to the Administrative Agent, the Lenders or as otherwise permitted under the Loan Documents)). If any such funds are nevertheless deposited into any Intermediate Account or Borrower Controlled Account, the Originators will cause the Servicer to, within three (3) Business Days of an Originator Responsible Officer having knowledge thereof, identify and transfer such funds out of such account to (or pursuant to the instructions of) the Person entitled to such funds. The Originators will not, and will not instruct any other Person, to commingle collections on Subject Receivables with any other funds. The Originators shall not add to, replace or terminate any of the Intermediate Accounts (or any related lock-box or post office box) or make any change in its (or their) instructions to the Account Debtors in respect of Subject Receivables regarding payments to be made to the Intermediate Accounts (or any related lock-box or post office box) other than instructing Account Debtors to make payments to a different Intermediate Account (or related lock-box or post office box), unless the Administrative Agent shall have received (x) prior written notice of such addition, replacement, termination or change (such consent not to be unreasonably withheld, delayed or conditioned) and (y) a signed and acknowledged Cash Management Control Agreement (or amendment thereto) with respect to any such new Intermediate Accounts (or any related lock-box or post office box) confirming the requirements of Section 2.21 of the ABL Credit Agreement have been met.
(g)    Sales, Liens, etc. Except as otherwise provided herein, no Originator will sell, assign (by operation of law or otherwise) or otherwise dispose of any Subject Receivable or Related Rights, or assign any right to receive income in respect thereof, or create or suffer to exist any Adverse Claim arising through or under it upon, or with respect to, any Subject Receivable or Related Rights (including, without limitation, by filing of any financing statement).
(h)    Extension or Amendment of Pool Receivables. No Originator will, or will permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract (other than any alteration, adjustment, amendment, modification or waiver (x) made in accordance with Originator’s Credit and Collection Policy (including pursuant to a request by the Originator’s regulator or the Consumer Advocate, (y) required to comply with federal, state or local laws, regulations, or governmental or judicial orders or (z) made in respect of Reconveyable Receivables or any other Receivable expressly excluded from the Borrowing Base). Each Originator shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract (except to the extent otherwise required to comply with federal, state or local laws, regulations, governmental or judicial orders).
(i)    Change in Credit and Collection Policy. Each Originator shall, in the event of any change to its Credit and Collection Policy that is not subject to Section 6.1(j)(ii) below, provide written notice to the Buyer and the Administrative Agent promptly and in any event not later than five (5) Business Days’ following the effectiveness thereof, of any change in or amendment to the Credit and Collection

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Policy. Promptly following any change in the Credit and Collection Policy, the applicable Originator will deliver a copy of the updated Credit and Collection Policy identifying such change to the Administrative Agent.
(j)    Change in Business, Etc. No Originator will (i) make any change in the character of its business that could reasonably be expected to impair the collectability of any Subject Receivable or (ii) make any change in the Credit and Collection Policy that could reasonably be expected to materially and adversely affect the collectability of the Subject Receivables, the credit quality of any Subject Receivable, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Loan Documents (other than any change implemented to comply with federal, state or local laws, regulations, or governmental or judicial orders), in the case of either clause (i) or (ii) above, without the prior written consent of the Buyer, the Borrower (as the Buyer’s assignee) and the Administrative Agent acting, if required, at the direction of the Required Lenders (as the Borrower’s assignee).
(k)    Ownership Interest, Etc. Each Originator shall, at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable ownership or first priority perfected security interest in the Pool Receivables, the Related Rights and Collections with respect thereto, free and clear of any Adverse Claim (other than Excluded Amounts), in favor of the Buyer (and the Borrower as the Buyer’s assignee and the Administrative Agent as the Borrower’s assignee for the benefit of the Secured Parties under the ABL Credit Agreement), including taking such action to perfect, protect or more fully evidence the ownership or security interest of the Buyer (and the Borrower as the Buyer’s assignee and the Administrative Agent as the Borrower’s assignee for the benefit of the Secured Parties under the ABL Credit Agreement) as the Buyer, the Borrower or the Administrative Agent may reasonably request. In order to evidence such security interests, such Originator shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Buyer, the Borrower or by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Buyer’s, the Borrower’s and the Administrative Agent’s security interest in the Subject Receivables, Contracts, Related Security and Related Rights. Such Originator shall, from time to time and within the time limits established by law, prepare and present to the Buyer, the Borrower and the Administrative Agent for each such person’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Buyer’s, the Borrower’s and the Administrative Agent’s security interest as a first-priority interest. Notwithstanding anything else in the Loan Documents to the contrary, such Originator shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Loan Documents, without the prior written consent of the Administrative Agent.
(l)    Further Assurances. Each Originator hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if applicable) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Buyer, Borrower or the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the purchases made hereunder and/or security interest granted to Borrower herein or in the Subject Receivables or any Related Rights and/or security interest granted herein or therein pursuant to this Agreement, the ABL Credit Agreement or the other Loan Documents, or to enable the Buyer, the Borrower or the Administrative Agent to exercise and enforce their respective rights and remedies hereunder or under the ABL Credit Agreement or the other Loan Documents. Without limiting the foregoing, such Originator hereby authorizes the Buyer, Borrower and the Administrative Agent to, and will, upon the request of the Buyer, Borrower or the Administrative Agent, at such Originator’s own expense, execute (if applicable) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents,

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that may be necessary or desirable, or that the Buyer, Borrower or Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.
(m)    Mergers, Acquisitions, Sales, etc. No Originator shall be a party to any merger, consolidation or other organizational restructuring unless (A) the Buyer, the Borrower (as buyer’s assignee) and the Administrative Agent (as Borrower’s assignee) have each received notice prior to the consummation thereof, (B) the merger, consolidation or restructuring is permitted by Section 7.02 of the Company Credit Agreement, (C) any actions reasonably requested by the Buyer, the Borrower or the Administrative Agent to protect the first priority security interest of the Administrative Agent in and to the Subject Receivables to be sold by such Originator hereunder and the Related Security and Related Rights, have been taken by, and at the expense of, such Originator, (D) the surviving entity of any such merger (if the Company or another Originator or any Subsidiary thereof is a party to any such merger) shall have expressly assumed all of the relevant Originator’s obligations hereunder and (E) the Buyer, the Borrower and the Administrative Agent have received executed copies of all documents, certificates and opinions (including, without limitation, opinions relating to corporate, bankruptcy and UCC matters) as the Buyer, the Borrower or the Administrative Agent shall reasonably request. No Originator shall, directly or indirectly sell, transfer, assign, convey or lease, whether in one or a series of transactions (A) all or substantially all of its assets (except in a transaction permitted by Section 7.02 of the Company Credit Agreement) or (B) other than pursuant to this Agreement, any Subject Receivables, Related Security or Related Rights or any interest therein.
(n)    Frequency of Billing. Each Originator shall prepare and deliver (or cause to be prepared and delivered) invoices with respect to all Subject Receivables in accordance with the Credit and Collection Policies, but in any event no less frequently than as required under the Contract related to such Subject Receivable.
(o)    Receivables Not to Be Evidenced by Promissory Notes or Chattel Paper. No Originator shall take any action to cause or permit any Subject Receivable created, acquired or originated by it to become evidenced by any “instrument” or “chattel paper” (as defined in the applicable UCC).
(p)    Anti-Money Laundering/Sanctions Compliance. The Company will, and/or will cause each of the other Originators to, maintain in effect and enforce policies and/or procedures designed to ensure compliance by the Originators, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and Sanctions. No Originator shall directly or knowingly indirectly use, and each Originator shall procure that its Subsidiaries or joint venture partners and its or their respective directors, officers, employees and agents shall not directly or knowingly indirectly use, the proceeds of the sale of any Receivable under this Agreement (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the target of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions applicable to any party hereto or to any Loan Document.
(q)    Fundamental Changes. Such Originator shall not make any change in its legal name or location of organization or any other change in its identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement, the Borrower Purchase and Contribution Agreement or the ABL Credit Agreement “seriously misleading” as such term (or similar term) is used in the applicable UCC, in each case, unless the Buyer, Borrower and the Administrative Agent have each received ten (10) ten days’ prior notice thereof (or such shorter period as the Administrative Agent may agree in its discretion and been reasonably satisfied that all other action to perfect and protect the interests of the Buyer, Borrower and the Administrative Agent), on behalf of the Secured Parties, in and to the Subject Receivables to be sold by it hereunder and other Related Rights, as reasonably requested by the Buyer, Borrower or the Administrative Agent shall have been taken by, and at

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the expense of, such Originator (including the delivery of any legal opinions reasonably requested by the Administrative Agent, the filing of any UCC financing statements or amendments thereto, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3).
SECTION 6.2 Separateness Covenants. Each Originator hereby acknowledges that this Agreement and the other Loan Documents are being entered into in reliance upon the Borrower’s and the Buyer’s identity as a legal entity separate from such Originator and its Affiliates. Therefore, from and after the date hereof, each Originator shall take all reasonable steps necessary to make it apparent to third Persons that the Borrower and the Buyer is an entity with assets and liabilities distinct from those of such Originator and any other Person, and is not a division of such Originator, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, such Originator shall take such actions as shall be required in order that:
(a)    such Originator (other than the Contributing Originator, solely in accordance with its rights and obligations under the Borrower’s and the Buyer’s limited liability company agreement) shall not be involved in the day to day management of the Borrower or the Buyer;
(b)    such Originator shall maintain separate corporate records and books of account from the Borrower and from the Buyer and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of such Originator, including any Excluded Receivables and Non-Commodity Related Receivables, and shall otherwise observe corporate formalities (to the extent that it and the Borrower and/or the Buyer have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses);
(c)    the financial statements and books and records of such Originator shall be prepared after the date of creation of the Borrower and the Buyer to reflect and shall reflect the separate existence of the Borrower and the Buyer; provided, that the Borrower’s and the Buyer’s assets and liabilities may be included in a consolidated financial statement issued by an Affiliate of the Borrower and the Buyer; provided, however, that any such consolidated financial statement or the loans thereto shall make clear that the Borrower’s and the Buyer’s assets are not available to satisfy the obligations of such Affiliate;
(d)    except in connection with the servicing of the Receivables, (i) such Originator shall maintain its assets (including, without limitation, deposit accounts) separately from the assets (including, without limitation, deposit accounts) of the Borrower and the Buyer and (ii) the Originator’s assets, and records relating thereto, have not been, are not, and shall not be, commingled with those of the Borrower and/or the Buyer;
(e)    such Originator shall not conduct any of the business of the Borrower and/or the Buyer in its own name;
(f)    except as required by the Loan Documents, such Originator shall not pay any liabilities of the Borrower and/or the Buyer out of its own funds or assets;
(g)    except as required by the Loan Documents, such Originator shall not assume or guarantee or become obligated for the debts of the Borrower and/or the Buyer or hold out its credit as being available to satisfy the obligations of the Borrower and/or the Buyer;
(h)    such Originator shall not acquire obligations of the Borrower and/or the Buyer;

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(i)    such Originator shall identify and hold itself out as a separate and distinct entity from the Borrower and from the Buyer;
(j)    such Originator shall correct any known misunderstanding respecting its separate identity from the Borrower and from the Buyer;
(k)    such Originator shall maintain an arm’s-length relationship with the Buyer; shall not enter into, or be a party to, any transaction with the Buyer, except in the ordinary course of its business and on terms which are intrinsically fair and not less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;
(l)    from and after the Effective Date, (i) not less than one member of the Buyer’s board of managers (the “Independent Manager”) shall be a natural person who (A) shall not have been at the time of such Person’s appointment or at any time during the preceding five years and shall not be as long as such person is a director or manager of the Buyer (1) a director, officer, employee, partner, shareholder, member, manager or Affiliate of any of the following Persons (collectively, the “Independent Parties”): the Servicer, any of the Originators, the Company or any of their respective Subsidiaries or Affiliates (other than the Borrower or another special purpose entity which is a Subsidiary or Affiliate of the Servicer or the Company), (2) a supplier to any of the Independent Parties, (3) the beneficial owner (at the time of such individual’s appointment as an Independent Manager or at any time thereafter while serving as an Independent Manager) of any of the outstanding membership or other equity interests of the Servicer, the Company or any of their respective Subsidiaries or Affiliates having general voting rights, (4) a Person controlling or under common control with any director, officer, employee, partner, shareholder, member, manager, affiliate or supplier of any of the Independent Parties, or (5) a member of the immediate family of any director, officer, employee, partner, shareholder, member, manager, affiliate or supplier of any of the Independent Parties; (B) has not less than three years’ experience in serving as an independent director or manager for special purpose vehicles engaged in securitization and/or structured financing transactions, (C) is an independent director or manager provided by a nationally recognized company that provides independent directors or managers and also provides other corporate services in the ordinary course of business; and (D) is otherwise reasonably acceptable to the Administrative Agent as evidenced in a writing signed by the Administrative Agent; provided, however, that the same individual may serve as Independent Manager for each of the Company and the ABL Borrower. Under this clause (l), the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests; and (ii) the operating agreement of the Buyer shall provide that: (A) the Buyer’s board of managers or other governing body shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Buyer, a dissolution or merger of the Buyer, an assignment for the benefit of creditors or a sale of all or substantially all of its assets, in any case unless the Independent Manager shall approve the taking of such action in writing before the taking of such action, and (B) such provision and each other provision requiring an Independent Manager cannot be amended without the prior written consent of the Independent Manager;
(m)    the Independent Manager shall not at any time serve as a trustee in bankruptcy for the Buyer, the Borrower, the Servicer, any Originator or any of their respective Affiliates; and
(n)    such Originator shall not pay the salaries of the Buyer’s employees, if any.
ARTICLE VII
ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF SUBJECT RECEIVABLES

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SECTION 7.1 Rights of the Buyer. Each Originator hereby authorizes the Buyer, the Servicer or their respective designees or assignees (including, without limitation, the Borrower and the Administrative Agent) to take any and all steps in such Originator’s name necessary or desirable, in their respective determination, to collect all amounts due under any and all Subject Receivables sold or otherwise conveyed or purported to be conveyed by it hereunder, including, without limitation, endorsing the name of such Originator on checks and other instruments representing Collections and enforcing such Subject Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment; provided, however, the Buyer, Borrower or Administrative Agent shall not take any of the foregoing actions unless an Event of Default has occurred and is continuing and any such action may only be taken to the extent permitted by, and in accordance with, applicable law or regulation..
SECTION 7.2 Responsibilities of the Originators. Anything herein to the contrary notwithstanding:
(a)    Each Originator shall perform its obligations hereunder, and the exercise by the Buyer or its designee of its rights hereunder shall not relieve such Originator from such obligations.
(b)    None of the Buyer, the Borrower, the Lenders or the Administrative Agent shall have any obligation or liability to any Account Debtor or any other third Person with respect to any Subject Receivables, Contracts related thereto or any other related agreements, nor shall the Buyer, the Lenders or the Administrative Agent be obligated to perform any of the obligations of such Originator thereunder.
(c)    Each Originator hereby grants to the Buyer, the Borrower (as assignee of Buyer) and the Administrative Agent (as assignee of Borrower for the benefit of the Secured Parties under the ABL Credit Agreement) an irrevocable power-of-attorney, with full power of substitution, coupled with an interest, during the occurrence and continuation of an Event of Default to take in the name of such Originator all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Originator or transmitted or received by the Buyer or Borrower (as assignee of Buyer) or the Administrative Agent (as assignee of Borrower for the benefit of the Secured Parties under the ABL Credit Agreement) (whether or not from such Originator) in connection with any Subject Receivable sold or otherwise conveyed or purported to be conveyed by it hereunder or Related Right provided that any such action may only be taken to the extent permitted by, and in accordance with, applicable law or regulation..
SECTION 7.3 Further Action Evidencing Purchases. On or prior to the Purchase Agreement Effective Date, each Originator shall mark or code its master data processing records evidencing Subject Receivables to evidence that the Subject Receivables have been transferred in accordance with this Agreement and none of the Originators or Servicer shall change or remove such notation with respect to any Subject Receivable without the consent of the Buyer, Borrower and the Administrative Agent. Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Buyer, Borrower the Servicer or the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the Subject Receivables and Related Rights purchased by the Buyer hereunder, or to enable the Buyer, the Borrower (as the Buyer’s assignee) or the Administrative Agent (as Borrower’s assignee) to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, upon the reasonable request of the Buyer, the Borrower, or the Administrative Agent, such Originator will execute (if applicable), authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.
Each Originator hereby authorizes the Buyer or its designee or assignee (including, without limitation, the Borrower and the Administrative Agent) to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Subject Receivables and Related

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Rights sold or otherwise conveyed or purported to be conveyed by it hereunder. If any Originator fails to perform any of its agreements or obligations under this Agreement, the Buyer or its designee or assignee (including, without limitation, the Borrower and the Administrative Agent) may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Buyer or its designee or assignee (including, without limitation, the Borrower or the Administrative Agent) incurred in connection therewith shall be payable by such Originator.
SECTION 7.4 Application of Collections. Any payment by an Account Debtor in respect of any indebtedness owed by it to any Originator pursuant to a Subject Receivable shall, except as otherwise specified by such Account Debtor or required by Applicable Law and unless otherwise instructed by the Servicer or the Administrative Agent, be applied as a Collection of any Subject Receivable or Subject Receivables of such Account Debtor to the extent of any amounts then due and payable thereunder (such application to be made starting with the oldest outstanding Subject Receivable or Subject Receivables) before being applied to any other indebtedness of such Account Debtor as a collection of the oldest outstanding indebtedness of such Account Debtor.
SECTION 7.5 Performance of Obligations. EACH ORIGINATOR SHALL (I) PERFORM ALL OF ITS OBLIGATIONS, IF ANY, UNDER THE CONTRACTS RELATED TO THE SUBJECT RECEIVABLES GENERATED BY SUCH ORIGINATOR TO THE SAME EXTENT AS IF INTERESTS IN SUCH SUBJECT RECEIVABLES HAD NOT BEEN TRANSFERRED HEREUNDER, BUT ONLY TO THE EXTENT THAT SUCH OBLIGATIONS ARE NOT INCLUDED IN THE SUBJECT RECEIVABLES OR RELATED RIGHTS SOLD OR PURPORTEDLY SOLD TO THE BUYER HEREUNDER, AND THE EXERCISE BY THE BUYER OR THE ADMINISTRATIVE AGENT OF ITS RIGHTS HEREUNDER SHALL NOT RELIEVE ANY ORIGINATOR FROM ANY SUCH OBLIGATIONS AND (II) PAY WHEN DUE ANY TAXES IMPOSED UPON IT OR UPON ITS INCOME OR PROFITS OR IN RESPECT OF ITS PROPERTY, IN EACH CASE INCLUDING IN ITS CAPACITY AS A WITHHOLDING AGENT, INCLUDING, WITHOUT LIMITATION, ANY SALES OR OTHER TAXES PAYABLE BY SUCH ORIGINATOR IN CONNECTION WITH THE SUBJECT RECEIVABLES GENERATED BY SUCH ORIGINATOR AND THEIR CREATION AND SATISFACTION, EXCEPT TO THE EXTENT (A) ANY SUCH TAX IS BEING CONTESTED IN GOOD FAITH AND BY APPROPRIATE PROCEEDINGS AS TO WHICH NO SUBJECT RECEIVABLE, RELATED SECURITY OR RELATED RIGHTS WOULD BECOME SUBJECT TO FORFEITURE OR LOSS AS A RESULT OF SUCH CONTEST AND FOR WHICH ADEQUATE RESERVES HAVE BEEN ESTABLISHED IN ACCORDANCE WITH GAAP OR (B) THE FAILURE TO PAY OR DISCHARGE THE SAME WOULD NOT REASONABLY BE EXPECTED TO HAVE, INDIVIDUALLY OR IN THE AGGREGATE, AN ORIGINATOR MATERIAL ADVERSE EFFECT.
ARTICLE VIII
THE SERVICER AND SERVICING OF SUBJECT RECEIVABLES
SECTION 8.1 Servicing.
(a) Appointment. The servicing, administration and collection of the Pool Receivables shall be conducted by a Person (the “Servicer”) so designated from time to time in accordance with this Section 8.1. HECO is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Servicer may delegate any of its duties and responsibility to agents and outside collection agencies in accordance with its customary practices including, without limitation, to any other Originator, subject to compliance with Applicable Law; provided, that in all cases, HECO shall remain liable for the performance of such duties and responsibilities.
(b) Servicing Standard. The Servicer shall take or cause to be taken all such actions as may be

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necessary or advisable to collect and service each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence and, in any event with no less care and diligence than it would exercise in the collection and servicing of its own receivables.
(c) Servicing Fees. In consideration of the Servicer’s agreement to act hereunder, the Buyer agrees to pay over to the Servicer a fee (the “Servicing Fee”) equal to $90,000 per month, as compensation for its servicing activities. The Servicer shall also be entitled to receive on each Interest Payment Date all of the Servicer’s reasonable and documented out-of-pocket costs and expenses in connection with servicing, administering and collecting the Pool Receivables (“Servicing Expenses”). Such compensation and expenses shall be payable on each Interest Payment Date to the extent funds are available after the payment of any other Obligations due and payable on such Interest Payment Date.
SECTION 8.2 Purchase Report. On the Effective Date and on the 20th day of each Fiscal Month occurring in or after the month following the Purchase Agreement Effective Date (each such date, a “Monthly Purchase Report Date”), the Servicer shall deliver to the Administrative Agent, the Buyer and each Originator a report in substantially the form of Exhibit A (each such report being herein called a “Purchase Report”) (which may be combined with the Borrowing Base Certificate to be delivered to the Administrative Agent) setting forth, among other things:
(a)    Subject Receivables purchased by the Buyer from the Originators on the Effective Date (in the case of the Purchase Report to be delivered on the Effective Date);
(b)    Subject Receivables purchased by the Buyer from the Originators during the Fiscal Month immediately preceding such Monthly Purchase Report Date (in the case of each subsequent Purchase Report);
(c)    Receivables designated as Excluded Receivables and any Excluded Amounts; and
(d)    Reconveyed Receivables and Reconveyable Receivables.
ARTICLE IX.
PURCHASE AND CONTRIBUTION TERMINATION EVENTS
SECTION 9.1 Purchase and Contribution Termination Events. Each of the following events or occurrences described in this Section 9.1 shall constitute a “Purchase and Contribution Termination Event” (each event which with notice or the passage of time or both would become a Purchase and Contribution Termination Event being referred to herein as an “Unmatured Purchase and Contribution Termination Event”):
(a)    an Event of Default shall have occurred under the ABL Credit Agreement; or
(b)    any Originator shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Loan Document to which it is a party and such failure shall remain unremedied for two (2) Business Days; or
(c)    any representation or warranty made or deemed to be made by any Originator (or any of its officers), including in its capacity as Servicer, under or in connection with this Agreement, any other Loan Documents to which it is a party, or any other information or report delivered by it pursuant hereto or thereto shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; provided, that no breach of a representation or warranty set forth in Section 5.1(k), Section 5.1(l), Section 5.1(w), Section 5.1(z) or Section 5.1(aa) shall constitute a Purchase and Contribution

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Termination Event pursuant to this clause (c) if the applicable Originator has complied with Section 3.4(b) hereof with respect to such breach;
(d)    any Originator, including in its capacity as servicer, shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document to which it is a party on its part to be performed or observed and such failure, solely to the extent capable of cure, shall continue unremedied for thirty (30) days; or
(e)    any Originator ceases to be Solvent.
SECTION 9.2 Remedies.
(a)    Optional Termination. Upon the occurrence and during the continuation of a Purchase and Contribution Termination Event, the Buyer (and not the Servicer), with the prior written consent of the Administrative Agent shall have the option, by notice to the Originators (with a copy to the Administrative Agent and the Lenders), to declare the Purchase Facility terminated and/or replace the Servicer hereunder.
(b)    Remedies Cumulative. Upon any termination of the Purchase Facility pursuant to Section 9.2(a), the Buyer (and the Borrower as Buyer’s assignee and the Administrative Agent as Borrower’s assignee) shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Laws, which rights shall be cumulative.
ARTICLE X
INDEMNIFICATION
SECTION 10.1 Indemnities by the Originators. Without limiting any other rights that the Buyer may have hereunder or under Applicable Law, the Company (whether as Originator or Servicer) jointly and severally, and each other Originator severally, hereby agrees to indemnify the Buyer, the Borrower (as assignee of the Buyer), the Administrative Agent (as assignee of the Borrower for the benefit of the Secured Parties under the ABL Credit Agreement), each Lender and their respective Related Parties (each of the foregoing Persons being individually called a “Purchase and Contribution Indemnified Party”) from and against any loss, liability, expense, damage or injury suffered or sustained by reason of (i) any failure of such Originator to comply with any of its covenants, obligations or agreements contained in this Agreement or any other Loan Document to which it is a party or such Originator’s gross negligence (ii) the breach of any representation or warranty made or deemed made by such Originator under or in connection with this Agreement or any of the other Loan Documents to which it is a party or (iii) willful misconduct in the performance of its duties or obligations under this Agreement or any other Loan Document to which it is a party, including any judgment, award, settlement, attorney costs and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (all of the foregoing being collectively referred to as, “Purchase and Contribution Indemnified Amounts”). Without limiting or being limited by the foregoing, the Company jointly and severally and each other Originator, severally, shall pay on demand to each Purchase and Contribution Indemnified Party any and all documented amounts necessary to indemnify such Purchase and Contribution Indemnified Party from and against any and all Purchase and Contribution Indemnified Amounts relating to or resulting from any of the following:
(a)    the breach of any representation or warranty made or deemed made by such Originator (or any employee, officer or agent of such Originator) under or in connection with this Agreement or any of the other Loan Documents to which it is a party, or any information or report delivered by or on behalf of such Originator pursuant hereto or thereto which shall have been untrue or incorrect

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when made or deemed made or delivered;
(b)    the transfer by such Originator of any interest in any Subject Receivable or Related Right sold or purportedly sold to Buyer hereunder other than the transfer of any Subject Receivable and Related Security to the Buyer pursuant to this Agreement and the grant of a security interest to the Buyer pursuant to this Agreement;
(c)    the failure by such Originator to comply with the terms of any Loan Document to which it is a party or with any Applicable Law with respect to any Subject Receivable or the related Contract; or the failure of any Subject Receivable or the related Contract to conform to any such Applicable Law on or prior to the applicable Sale Date for such Subject Receivable;
(d)    the Buyer not having of an enforceable ownership interest, or a first priority perfected security interest, in the Pool Receivables (and all Related Security) originated by such Originator against all Persons (including any bankruptcy trustee or similar Person), in either case, free and clear of any Adverse Claim (other than any Adverse Claim of the Borrower (as assignee of the Buyer) or the Administrative Agent (as an assignee of the Borrower));
(e)    the failure of such Originator to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to the transfer by such Originator to the Buyer of any Pool Receivable or the Related Rights;
(f)    any suit or claim related to the Pool Receivables originated by such Originator (including any products liability or environmental liability claim arising out of or in connection with the generation, transmission and delivery of electricity or other property, products or services that are the subject of any Pool Receivable originated by such Originator) that is related to any act or omission by such Originator on or prior to the applicable Sale Date for such Receivable;
(g)    any dispute, claim, offset or defense (other than bankruptcy or financial inability to pay) of the Account Debtor to the payment of any Receivable in the Receivables Pool (including a defense based on such Receivable’s or the related Contract’s not being a legal, valid and binding obligation of such Account Debtor enforceable against it in accordance with its terms) or any other claim resulting from the sale of the goods, products or services related to such Receivable or the furnishing or failure to furnish such goods, products or services, in each case, that is related to any act or omission by such Originator on or prior to the applicable Sale Date for such Receivable;
(h)    any failure of such Originator to perform any its duties or obligations in accordance with the provisions hereof and of each other Loan Document to which it is a party related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable, in each case, on or prior to the applicable Sale Date for such Receivable;
(i)    the commingling by such Originator of Collections of Pool Receivables at any time with other funds;
(j)    the failure or delay of such Originator to provide any Account Debtor with an invoice or other evidence of indebtedness that such Originator is obligated to provide;
(k)    any investigation, litigation or proceeding (actual or threatened) that is related to any act or omission by such Originator related to this Agreement or any other Loan Document to which it is a party or in respect of any Pool Receivable or any Related Rights;

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(l)    the failure by such Originator to pay when due any Taxes required to be paid by such Originator, including, without limitation, sales, excise or personal property Taxes;
(m)    [reserved]; or
(n)    any Tax (without duplication for a tax described in clause (l) above) or governmental fee or charge (other than a Tax), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including without limitation the fees, charges and disbursements of legal counsel in defending against the same, which are required to be paid by the relevant Originator in connection with the transfer of the Subject Receivables and Related Rights by such Originator to the Buyer;
provided that, in each case, such indemnity shall not be available to any Purchase and Contribution Indemnified Party to the extent that such Purchase and Contribution Indemnified Amounts (x) are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from such Purchase and Contribution Indemnified Party’s gross negligence or willful misconduct or; (y) include losses in respect of Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy or lack of creditworthiness of the related Account Debtor and in no event shall any Originator or Servicer be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).
If for any reason the indemnification provided above in this Section 10.1 is unavailable to a Purchase and Contribution Indemnified Party or is insufficient to hold such Purchase and Contribution Indemnified Party harmless (in each case other than by reason of the proviso in the preceding sentence), then the Company jointly and severally and each of the other Originators, severally, shall contribute to the amount paid or payable by such Purchase and Contribution Indemnified Party to the maximum extent permitted under Applicable Law.
ARTICLE XI
MISCELLANEOUS
SECTION 11.1 Amendments, etc..
(a)    The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Buyer and each Originator, with the prior written consent of the Borrower (as Buyer’s assignee) and Administrative Agent (as Borrower’s assignee).
(b)    No failure or delay on the part of any party hereto or any third-party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any party hereto under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
(c)    The Loan Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.

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SECTION 11.2 Notices, etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including electronic mail communication) and shall be delivered or sent by electronic mail, or by overnight mail, to the intended party at the mailing or electronic mail address of such party set forth under its name on Schedule IV hereof or at such other address or electronic mail address as shall be designated by such party in a written notice to the other parties hereto or in the case of the Administrative Agent or any Lender, at their respective address for notices pursuant to the ABL Credit Agreement. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or electronic mail, when sent, receipt confirmed by telephone or no delivery failure error messages or other electronic means in case of electronic email.
SECTION 11.3 No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Originator hereby authorizes the Buyer, the Administrative Agent and each Lender (each a “Set-off Party”), at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of such Originator to such Set-off Party arising in connection with the Loan Documents to which such Originator, as applicable, is a party (including, without limitation, amounts payable pursuant to Section 9.1) that are then due and payable or that are not then due and payable but have accrued, any and all deposits (general or special, time or demand, provisional or final) at any time held by, and any and all indebtedness at any time owing by, such Set-off Party to or for the credit or the account of such Originator.
SECTION 11.4 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Buyer and each Originator and their respective successors and permitted assigns (including the Borrower as the Buyer’s assignee and the Administrative Agent as the Borrower’s assignee). No Originator may assign any of its rights hereunder or any interest herein without the prior written consent of the Buyer, Borrower and the Administrative Agent, except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until terminated or such earlier time as the parties hereto shall agree. The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to Article V and the indemnification and payment provisions of Article X and Section 11.6 shall be continuing and shall survive any termination of this Agreement.
SECTION 11.5 Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF (EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE BUYER, THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).
SECTION 11.6 Costs, Expenses and Taxes. In addition to the obligations of the Originators under Article IX, the Company jointly and severally, and each other Originator, severally, hereby agrees to pay on demand:
(a)    to the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto), including, without limitation, (i) the reasonable fees, charges and disbursements of legal counsel

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for the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder with respect thereto and with respect to advising any such Person as to their rights and remedies under this Agreement and the other Loan Documents to which an Originator is a party and (ii) reasonable accountants’, auditors’ and consultants’ fees and expenses for the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder incurred in connection with the administration and maintenance of this Agreement or advising any such Person as to their rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement by such Originator or any other Loan Document to which an Originator , as applicable, is a party;
(b)    to the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder all reasonable out-of-pocket costs and expenses (including the fees, charges and disbursements of legal counsel), of any such Person incurred in connection with the enforcement of any of their respective rights or remedies against an Originator under the provisions of this Agreement and the other Loan Documents to which such Originator, as applicable, is a party; and
(c)    all stamp, franchise and other similar Taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement and the other Loan Documents to which an Originator, is a party, or which are otherwise required to be delivered under this Agreement and agrees to indemnify each Purchase and Contribution Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omitting to pay such Taxes and fees.
SECTION 11.7 CONSENT TO JURISDICTION. (a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(b)    EACH PARTY HERETO CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SCHEDULE IV. NOTHING IN THIS SECTION 11.7 SHALL AFFECT THE RIGHT OF THE PARTIES HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
SECTION 11.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.
SECTION 11.9 Captions and Cross References; Incorporation by Reference. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this

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Agreement to any Article, Section, Schedule or Exhibit, if specified, are to such Article, Section, Schedule or Exhibit of this Agreement, as the case may be. The Schedules and Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.
SECTION 11.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.
SECTION 11.11 Third-Party Beneficiaries. By execution below, each Originator expressly acknowledges and agrees that all of the Buyer’s rights, title, and interests in, to, and under this Agreement and all liens granted hereunder (but not its obligations), shall be assigned by the Buyer to Borrower and by Borrower to the Administrative Agent (for the benefit of the Secured Parties under the ABL Credit Agreement), and each Originator irrevocably consents to such assignment. Each of the parties hereto acknowledges and agrees that the Borrower, the Administrative Agent and each of the other Secured Parties are third-party beneficiaries of the rights of the Buyer arising hereunder and under the other Loan Documents to which any Originator is a party, and notwithstanding anything to the contrary contained herein or in any other Loan Document, upon the occurrence and during the continuation of an Event of Default under the ABL Credit Agreement, the Administrative Agent (as the total assignee of Buyer’s rights hereunder), and not the Buyer, shall have the sole right to exercise all such rights and related remedies.
SECTION 11.12 No Proceeding. Each Originator hereby agrees that it will not institute, or join any other Person in instituting, against the Buyer any insolvency proceeding. Each Originator further agrees that notwithstanding any provisions contained in this Agreement to the contrary, the Buyer shall not, and shall not be obligated to, pay any amount to such Originator pursuant to this Agreement unless the Buyer has received funds which may, subject to the ABL Credit Agreement, be used to make such payment. All payments to be made by the Buyer under this Agreement shall be made exclusively out of Collections or monies received by the Buyer from its shareholder(s) other than the initial share capital. Any amount which the Buyer does not pay pursuant to the operation of the preceding two sentences shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or corporate obligation of the Buyer by such Originator for any such insufficiency unless and until the provisions of the foregoing sentence are satisfied. The agreements in this Section 11.12 shall survive any termination of this Agreement.
SECTION 11.13 Mutual Negotiations. This Agreement and the other Loan Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Loan Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Loan Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.
SECTION 11.14 Limited Recourse. Except as explicitly set forth herein, the obligations of the Buyer under this Agreement or any other Loan Documents to which it is a party are solely the obligations of the Buyer. No recourse under any Loan Document shall be had against, and no liability shall attach to, any officer, employee, director, or beneficiary, whether directly or indirectly, of the Buyer. The agreements in this Section 11.14 shall survive any termination of this Agreement.
SECTION 11.15 Limitation of Liability. No claim may be made by any Originator against Buyer, any Credit Party or their respective Affiliates, members, directors, officers, employees, incorporators, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated

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by this Agreement or any other Loan Document, or any act, omission or event occurring in connection herewith or therewith; and each Originator hereby waives, releases, and agrees not to sue upon any claim for any such special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.
SECTION 11.16 Certain Defined Terms. As used in this Agreement (including its Exhibits), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“ABL Credit Agreement” has the meaning assigned to such term in the introductory statement.
“Account Debtors” has the meaning assigned to such term in the Background.
“Administrative Agent” has the meaning assigned to such term in the introductory statement.
“Adverse Claim” means any Lien other than a Permitted Lien; it being understood that any Lien in favor of, or assigned to, the Borrower, as the Buyer’s assignee, or the Administrative Agent (for the benefit of the Secured Parties under the ABL Credit Agreement), as the Borrower’s assignee, shall not constitute an Adverse Claim.
“Agreement” has the meaning assigned to such term in the preamble.
“Buyer” has the meaning assigned to such term in the preamble.
“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by the Originators or the Buyer in payment of any amounts owed in respect of such Pool Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Pool Receivable and (b) all other proceeds of such Pool Receivable.
“Company” has the meaning assigned to such term in the preamble.
“Company Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of May 14, 2021, by and among the Company, as Borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swingline Lender and Issuing Bank (as amended, amended and restated, supplemented or modified from time to time).
“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, terms, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Account Debtor becomes or is obligated to make payment in respect of such Receivable.
“Contributing Originator” means HECO.
“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of the Originators in effect on the Purchase Agreement Effective Date and described in Schedule VI to this Agreement, as modified in compliance with this Agreement.
“Cut-Off Date” has the meaning assigned to such term in Section 1.1.

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“Days’ Sales Outstanding” means, for any calendar month, an amount computed as of the last day of such calendar month equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent calendar months ended on the last day of such calendar month, divided by (b) (i) the aggregate credit sales made by the Originators during the three calendar months ended on the last day of such calendar month, divided by (ii) 90.
“Dilution Amount” has the meaning assigned to such term in Section 3.4(b).
“Dilution Factor” means any of the following factors giving rise to dilution: (i) any failure by an Originator to deliver electric power or to perform any services or otherwise perform as required by the underlying Contract or invoice, (ii) any change, cash discount, rebate, allowance, cancellation of any terms of such contract, invoice or billing error by an Originator or any other party that generates such invoice, applied customer deposits or any other adjustment applied to an invoice which, in each case, reduces the amount payable by an Account Debtor on the related Pool Receivable and (iii) any setoff in respect of any claim by the Account Debtor thereof (whether such claim arises out of the same or a related transaction or an unrelated transaction).
“Excluded Amounts” means taxes and other amounts collected by any Originator for others (including payments to the Public Benefit Fund and Green Infrastructure fees (GEMS)) as listed in reasonably satisfactory detail on a certificate of a Servicer Responsible Officer (as updated and delivered to the Administrative Agent from time to time).
“Excluded Receivables” means Receivables of specific Account Debtors identified by 30 days prior written notice to the Buyer (with a copy to the Servicer and the Administrative Agent) in an aggregate amount outstanding not to exceed (i) zero until, and including, November 20, 2025, (ii) $2,000,000 from and including, December 1, 2024 until, and including, November 30, 2026 and (iii) $10,000,000 from, and including, December 1, 2026; provided, however, that after the occurrence and during the continuation of an Event of Default under the ABL Credit Agreement, Originators shall not be allowed to identify or designate additional Excluded Receivables (it being understood and agreed that Receivables designated as Excluded Receivables prior to the occurrence of such Event of Default shall continue to be Excluded Receivables).
“Final Payout Date” means the date on which (i) no interest or principal in respect of the Loans shall be outstanding, and (ii) all other amounts owing to the Lenders, the Administrative Agent and the other Indemnitees under the Credit Agreement and each of the other Loan Documents have been paid in full (other than indemnification or other contingent obligations not yet due and owing).
“HECO” has the meaning assigned to such term in the preamble.
“Initial Borrowing Date” is defined in the ABL Credit Agreement.
“Intermediate Account” means each account in the name of the Buyer listed Schedule V to this Agreement (as such schedule is updated by the Buyer on or prior to the Purchase Agreement Effective Date).
“Joinder Agreement” has the meaning assigned to such term in Section 4.3(b).
“Monthly Purchase Report Date” has the meaning assigned to such term in Section 8.2.
“Non-Commodity Related Receivables” means accounts receivable resulting from (i) receivables other than for the delivery, distribution and transmission of electricity and charges included as

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part of the combined invoices for such electric power delivery and transmission services, including those received from the Hawaii Authority for Rapid Transportation (HART) for the construction and supply of infrastructure, “joint pole” related billing, contributions in aid of construction, customer advances, payments related to the privatization of the U.S. Army electric systems, line extension (overhead and underground), interconnection fees, damage claims, and revenue protection, (ii) receivables from temporary services of the type set forth in Hawaiian Electric Tariff Rule 12 and receivables from special facilities service request of the type set forth in Hawaiian Electric Tariff Rule 13 section D, 5, and (iii) receivables from any Affiliate (other than American Savings Bank, F.S.B. and any employees, officers, directors or stockholders that are natural persons) resulting from the delivery, distribution and transmission of electric power to such Affiliate.
“Originator Material Adverse Effect” means any event, change or condition that, individually or in the aggregate, has had, or would reasonably be expected to have a material adverse effect on (i) the Subject Receivables sold by it hereunder, (ii) the ability of the Originator to perform its obligations under this Agreement and any other Loan Document to which the Originator is a party; or (iii) the material rights and remedies of the Borrower (as Buyer’s assignee) or the Administrative Agent (as Borrower’s assignee for the benefit of the Secured Parties under the ABL Credit Agreement) under this Agreement and the other Loan Documents to which the Originator is a party, including the legality, validity, binding effect or enforceability of this Agreement and such other Loan Documents.
“Originator Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, chief administrative officer, secretary or assistant secretary, treasurer or assistant treasurer, controller or other similar officer of any Originator or any other responsible officer or employee of such Originator designated in or pursuant to an agreement between such Originator and the Administrative Agent.
“Originators” has the meaning assigned to such term in the preamble.
“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof (after giving effect to any U.S. GAAP Ordinary Course Reserves).
“Payment Date” has the meaning assigned to such term in Section 2.2.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.
“Pool Receivable” means a Receivable in the Receivables Pool.
“Purchase Agreement Effective Date” has the meaning assigned to such term in Section 4.1.
“Purchase and Contribution Indemnified Amounts” has the meaning assigned to such term in Section 10.1.
“Purchase and Contribution Indemnified Party” has the meaning assigned to such term in Section 10.1.
“Purchase and Contribution Termination Event” has the meaning assigned to such term in Section 9.1.

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“Purchase Facility” has the meaning assigned to such term in Section 1.1.
“Purchase Price” has the meaning assigned to such term in Section 2.2.
“Purchase Report” has the meaning assigned to such term in Section 8.2.
“Purchase Termination Date” has the meaning assigned to such term in Section 1.4.
“Receivable” means any indebtedness and other obligations owed to the Originators or the Buyer by, or any right of the Buyer or any Originator to payment from or on behalf of, an Account Debtor, whether constituting an account, chattel paper, a payment intangible, an instrument or a general intangible, in each instance arising in connection with such Originators’ sale to electric utility customers of electricity (including transmission, distribution and production thereof), and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto, but excludes all Non-Commodity Related Receivables. Payment obligations arising from such goods or services in respect of any one billing cycle, including, without limitation, payment obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of payment obligations arising from any such goods or services in respect of any other billing cycle or any other transaction.
“Receivables Pool” means, at any time, all of the then outstanding Subject Receivables purchased or acquired by the Buyer pursuant to this Agreement prior to the Purchase Termination Date.
“Reconveyable Receivable” has the meaning assigned to such term in Section 3.4(a).
“Reconveyed Receivable” has the meaning assigned to such term in Section 3.4(d).
“Related Rights” has the meaning assigned to such term in Section 1.1.
“Related Security” with respect to any Receivable means:
(a)    [reserved]
(b)    all instruments and chattel paper that may evidence such Receivable;
(c)    all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;
(d)    all of the Buyer’s and the Originator’s rights, interests and claims under the Contracts, including all rights to service and enforce the Contract and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; and
(e)    all of the Buyer’s rights, interests and claims hereunder and under the other Loan Documents.
“Sale Date” has the meaning assigned to such term in Section 1.2(b).

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“Servicer” has the meaning assigned to such term in Section 8.1(a).
“Servicer Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, chief administrative officer, secretary or assistant secretary, treasurer or assistant treasurer, controller or other similar officer of the Servicer or any other responsible officer or employee of the Servicer designated in or pursuant to an agreement between the Servicer and the Administrative Agent.
“Servicing Expenses” has the meaning assigned to such term in Section 8.1(c).
“Servicing Fee” has the meaning assigned to such term in Section 8.1(c).
“Set-off Party” has the meaning assigned to such term in Section 11.3.
“Subject Receivable” has the meaning assigned to such term in Section 1.1.
“Unmatured Purchase and Contribution Termination Event” has the meaning assigned to such term in Section 9.1.
“U.S. GAAP Ordinary Course Reserves” means any reductions to the Outstanding Balance of any Receivable properly recorded in accordance with GAAP which relate to any discounts, chargebacks and rebates incurred in the ordinary course of business.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

HE AR INTER LLC, as Buyer

By:		HAWAIIAN ELECTRIC COMPANY, INC.
Its Member

	By:	/s/ Shelee M. T. Kimura
Shelee M. T. Kimura
Its President and
Chief Executive Officer

	By:	/s/ Paul K. Ito
Paul K. Ito
Its Senior Vice President,
Chief Financial Officer & Treasurer

HAWAIIAN ELECTRIC COMPANY, INC.,
as Servicer

By:		/s/ Shelee M. T. Kimura
Shelee M. T. Kimura
Its President and
Chief Executive Officer

By:		/s/ Paul K. Ito
Paul K. Ito
Its Senior Vice President,
Chief Financial Officer & Treasurer

HAWAIIAN ELECTRIC COMPANY, INC.
as an Originator

By:		/s/ Shelee M. T. Kimura
Shelee M. T. Kimura
Its President and
Chief Executive Officer

By:		/s/ Paul K. Ito
Paul K. Ito
Its Senior Vice President,
Chief Financial Officer & Treasurer
[Signature Page to the Intermediate Purchase and Contribution Agreement]

MAUI ELECTRIC COMPANY, LIMITED,
as an Originator

By:	/s/ Shelee M. T. Kimura
Shelee M. T. Kimura
Its Chairman and
President

By:	/s/ Paul K. Ito
Paul K. Ito
Its Financial Vice President
and Treasurer

HAWAII ELECTRIC LIGHT COMPANY, INC.,
as an Originator

By:	/s/ Shelee M. T. Kimura
Shelee M. T. Kimura
Its Chairman and
President

By:	/s/ Paul K. Ito
Paul K. Ito
Its Financial Vice President
and Treasurer

[Signature Page to the Intermediate Purchase and Contribution Agreement]

Schedule I
NAME AND LOCATION OF EACH ORIGINATOR

Originator	Location
HAWAIIAN ELECTRIC COMPANY, INC.	Hawaii
MAUI ELECTRIC COMPANY, LIMITED	Hawaii
HAWAII ELECTRIC LIGHT COMPANY, INC.	Hawaii

    Schedule I
Intermediate Purchase and Contribution Agreement

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Schedule II
LOCATION OF BOOKS AND RECORDS OF ORIGINATORS

Originator	Location of Books and Records
HAWAIIAN ELECTRIC COMPANY, INC.	1099 Alakea Street, Suite 2200, Honolulu, Hawaii 96813
MAUI ELECTRIC COMPANY, LIMITED	1099 Alakea Street, Suite 2200, Honolulu, Hawaii 96813
HAWAII ELECTRIC LIGHT COMPANY, INC.	1099 Alakea Street, Suite 2200, Honolulu, Hawaii 96813

    Schedule II
Intermediate Purchase and Contribution Agreement

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Schedule III
TRADE NAMES
None.
    Schedule III
Intermediate Purchase and Contribution Agreement

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Schedule IV
NOTICE ADDRESSES
If to the Buyer:

HE AR INTER LLC
P.O. Box 2750
Honolulu, Hawaii 96840

With a copy to each of:

Hawaiian Electric Company, Inc.
1099 Alakea Street, Suite 2200, Honolulu, Hawaii 96813
ATTN: Paul K. Ito, Senior Vice President, Chief Financial Officer & Treasurer
Paul.ito@hawaiianelectric.com

and

Bjorn Bjerke, Esq.
Allen Overy Shearman Sterling US LLP
599 Lexington Avenue, NY 10022
bjorn.bjerke@aoshearman.com

If to the Originators:
HAWAIIAN ELECTRIC COMPANY, INC.
c/o Hawaiian Electric Company, Inc.
1099 Alakea Street, Suite 2200, Honolulu, Hawaii 96813
ATTN: Paul K. Ito, Senior Vice President, Chief Financial Officer & Treasurer
Paul.ito@hawaiianelectric.com

MAUI ELECTRIC COMPANY, LIMITED
c/o Hawaiian Electric Company, Inc.
1099 Alakea Street, Suite 2200, Honolulu, Hawaii 96813
ATTN: Paul K. Ito, Senior Vice President, Chief Financial Officer & Treasurer
Paul.ito@hawaiianelectric.com

HAWAII ELECTRIC LIGHT COMPANY, INC.
c/o Hawaiian Electric Company, Inc.
1099 Alakea Street, Suite 2200, Honolulu, Hawaii 96813
ATTN: Paul K. Ito, Senior Vice President, Chief Financial Officer & Treasurer
Paul.ito@hawaiianelectric.com

With a copy to:

Bjorn Bjerke, Esq.
Allen Overy Shearman Sterling US LLP
599 Lexington Avenue, NY 10022
bjorn.bjerke@aoshearman.com
    Schedule IV
Intermediate Purchase and Contribution Agreement

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Schedule V
INTERMEDIATE ACCOUNTS

Originator	Depositary Bank	Address	Account Number
To be updated prior to the Purchase Agreement Effective Date
    Schedule V
Intermediate Purchase and Contribution Agreement

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Schedule VI
CREDIT AND COLLECTION POLICY
[See attached]
    Schedule VI
Intermediate Purchase and Contribution Agreement

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REVENUE MANAGEMENT – CREDIT DEPARTMENT
CREDIT AND COLLECTION POLICY - COMMODITY
Effective Date April 30, 2024
1.    Purpose
1.1.    The purpose of this Credit and Collection Policy – Commodity is to set forth the requirements for extending credit to customers for electric service, including the establishment and re-establishment of credit, deposits to secure payments of electric bills, and the disconnection and reconnection of service for non-payment of electric bills.
2.    Scope and Coverage
2.1.    This Policy applies to all employees of the Company, whether full-time, part-time, regular or temporary, who are responsible for processing credit and collection transactions for customers with electric service, including but not limited to handling customer requests for electric service, extension of credit and other related transactions.

2.2.    This Policy is intended to be consistent with and conform to all applicable PUC Rules.
3.    Definitions

Term	Definition
CIS	Customer Information System
Commodity	Electric service
Company	Hawaiian Electric Company, Inc., and its subsidiaries Maui Electric Company, Ltd. and Hawai‘i Electric Light Company, Inc.
Credit	The ability of a customer to obtain electric service prior to making payment for such electric service.

Credit and Collection Policy - Commodity

INTERNAL USE ONLY

Customer	The person, group of persons, firm, corporation, association, institution, government agency or civic body, in whose name electric service is rendered.[1]
Dunning
A systematic process for tracking and communicating with customers that owe money for electric service. The process encompasses a series of escalating procedures intended to ensure collection of accounts receivables for electric service.

Policy	This Credit and Collection Policy – Commodity
PUC Rule	The rules and rate schedules fixed by order of the Public Utilities Commission of the State of Hawaii[2]
Guidelines	A written document pertaining to details that aid in interpreting and processing credit and collection policy.

4.    Credit Policy
4.1.    Establishment and Re-Establishment of Credit. Each applicant for electric service will be required to establish or reestablish their credit in one of the following manners before service will be rendered3:
4.1.1.    The applicant submits credit information or references satisfactory to the Company;
4.1.2.    The applicant establishes a record of prompt payment for service for 12 consecutive months;
4.1.3.    The applicant is the owner of the premises to be served;
4.1.4.    The applicant makes a cash deposit to secure payment of bills or services to be furnished by the Company; or
4.1.5.    The applicant furnishes a guarantor, satisfactory to the Company, to secure payment of bills for the service requested.

1 See PUC Rule No. 1
2 The PUC Rules constitute the Tariff Applicable to Electric Service of Hawaiian Electric Company, Inc, the Tariff Applicable to Electric Service of Maui Electric, Limited, and the Tariff Applicable to Electric Service of Hawai‘i Electric Light Company, Inc. Each PUC Rule referenced in this policy is identical across all service areas.
3 See PUC Rule No. 5

Credit and Collection Policy - Commodity

INTERNAL USE ONLY

4.2.    Deposits. The Company may require from any customer or prospective customer a cash deposit intended to satisfy the requirement to establish or re-establish credit.4

4.3.    Re-Establishment of Credit. A customer shall be required to re-establish credit under the following scenarios.
4.3.1.    An applicant who previously has been a customer of the Company and whose service has been discontinued for non-payment of bills, should be required before service is rendered to pay all amounts owing to the Company and to re-establish credit.
4.3.2.    A customer who fails to pay bills before it becomes past due and who further fails to pay such bill within five days after the date of presentation of a disconnection notice for non-payment of bill, may be required to pay such bill and re-establish credit with the payment of a cash deposit.
4.3.3.    A customer using other than residential service may be required to re- establish credit with a cash deposit or satisfactory guarantor in case the conditions of service or basis on which credit was originally established have materially changed.
5.    Collections Policy
5.1.    Disconnection of Service for Non-Payment5
5.1.1.    The Company may refuse or disconnect service for bill non-payment provided that the Company has made a reasonable attempt to effect collection and has given the customer written notice that they have at least 5 days, excluding Sundays and holidays, in which to make settlement on their account or have their service denied.
5.2.    Reconnection of Service6
5.2.1.    A customer whose service has been disconnected for bill non-payment should be required to pay all amounts owing to the Company and reestablish credit with a cash deposit before reconnection of service.
5.3.    Payments and Payment Plans
5.3.1.    The Dunning order to disconnect service due to bill non-payment shall be cancelled if adequate payment is received prior to disconnection.
5.3.2.    Dunning is on hold and any order to disconnect service due to non-payment of bill shall be cancelled while a payment plan for the past due amount is established and in good standing.

4 See PUC Rule No. 6
5 See PUC Rule No. 7
6 See PUC Rule No. 5.B.1.

Credit and Collection Policy - Commodity

INTERNAL USE ONLY

6.    Procedures
Refer to SOX Narrative for Uncollectible Accounts – Overdue Accounts and Credit and Collection Guidelines.
7.    Record Retention
Documents should be retained by the originating department and should follow the record retention of the division that is responsible for the customer transaction.
8.    Policy Review
This policy will be updated as needed or reviewed once every two years.
9.    Discipline
Violations of this policy may result in disciplinary action in accordance with the Company’s Discipline Policy.
10.    Training
Not Applicable
11.    Reporting Policy Violations
All employees of the Company must immediately report known, suspected, or potential violations of this policy in accordance with the Corporate Code of Conduct, Reporting Concerns and Seeking Guidance.
12.    Related Corporate Policies, Procedures, Guidelines and References

Corporate Code of Conduct
PUC Rules, Hawaii Administrative Rules, G.O.7
13.    Tracking Information

Effective Date:	04/30/2024
Last Amended Date:	N/A
Last Review Date:	04/25/2024
Review Before:	04/30/2026
Policy Owner:	Judy Hirashima, Director, Revenue Management
Corporate Compliance Reviewer:	Mami Bueno, Corporate Compliance Analyst/Investigator

Credit and Collection Policy - Commodity

INTERNAL USE ONLY

Legal Reviewer:	Noa Dettweiler-Pavia, Senior Associate General Counsel
Policy Approver:	Brendan Bailey, Vice President, Customer Service

Credit and Collection Policy - Commodity

INTERNAL USE ONLY

Exhibit A
FORM OF PURCHASE REPORT
Originator:    [HAWAIIAN ELECTRIC COMPANY, INC.] [MAUI ELECTRIC COMPANY, LIMITED] [HAWAII ELECTRIC LIGHT COMPANY, INC.]
Buyer:    [HE AR INTER LLC]
Payment Date:        , 20
1.    Outstanding Balance of Receivables Purchased:
2.    Fair Market Value Discount:
1/{1 + ([ ] x (Days’ Sales Outstanding/[360]))} Where:
Days’ Sales Outstanding =
3.    Purchase Price [(1 x 2) minus 3] = $

Exhibit A-1
Intermediate Purchase and Contribution Agreement

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Exhibit B
FORM OF JOINDER AGREEMENT
THIS JOINDER AGREEMENT, dated as of     , 20 (this “Agreement”) is executed by     , a     (the “Additional Originator”), with its principal place of business located at     .
BACKGROUND:
A.    HE AR INTER LLC, a Delaware limited liability company (the “Buyer”) and the various entities from time to time party thereto, as Originators (collectively, the “Originators”), have entered into that certain Purchase and Contribution Agreement, dated as of May 17, 2024 (as amended, restated, supplemented or otherwise modified through the date hereof, and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Contribution Agreement”).
B.    The Additional Originator desires to become an Originator pursuant to Section 4.3 of the Purchase and Contribution Agreement.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Originator hereby agrees as follows:
SECTION 1. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Purchase and Contribution Agreement or in the ABL Credit Agreement (as defined in the Purchase and Contribution Agreement).
SECTION 2. Loan Documents. The Additional Originator hereby agrees that it shall be bound by all of the terms, conditions and provisions of, and shall be deemed to be a party to (as if it were an original signatory to), the Purchase and Contribution Agreement and each of the other relevant Loan Documents to which all the other Originators are a parties. From and after the later of the date hereof and the date that the Additional Originator has complied with all of the requirements of Section 4.3 of the Purchase and Contribution Agreement, the Additional Originator shall be an Originator for all purposes of the Purchase and Contribution Agreement and all other Loan Documents. The Additional Originator hereby acknowledges that it has received copies of the Purchase and Contribution Agreement and the other Loan Documents.
SECTION 3. Representations and Warranties. The Additional Originator hereby makes all of the representations and warranties set forth in Article V (to the extent applicable) of the Purchase and Contribution Agreement as of the date hereof (unless such representations or warranties relate to an earlier date, in which case as of such earlier date), as if such representations and warranties were fully set forth herein. The Additional Originator hereby represents and warrants that its “location” (as defined in the applicable UCC) is [    ], and the offices where the Additional Originator keeps all of its books and records concerning the Subject Receivables and Related Security is as follows:
_____________________________
_____________________________
_____________________________

Exhibit B-1
Intermediate Purchase and Contribution Agreement

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SECTION 4. Miscellaneous. This Agreement, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, but without regard to any other conflicts of law provisions thereof). This Agreement is executed by the Additional Originator for the benefit of the Buyer, the other Originators, and their assigns, and each of the foregoing parties may rely hereon. This Agreement shall be binding upon, and shall inure to the benefit of, the Additional Originator and its successors and permitted assigns.
[Signature Pages Follow]
Exhibit B-2
Intermediate Purchase and Contribution Agreement

US-DOCS\148030570.24

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer as of the date and year first above written.

[NAME OF ADDITIONAL ORIGINATOR]

By:
Name
Title

Consented to:
HE AR INTER LLC

By:
Name:
Title:

Consented to:
BARCLAYS BANK PLC,
as Administrative Agent

By:
Name:
Title:

Acknowledged by:
[ORIGINATORS]

By:
Name:
Title:

HAWAIIAN ELECTRIC COMPANY, INC.

By:
Name:
Title:

Exhibit B-3
Intermediate Purchase and Contribution Agreement

US-DOCS\148030570.24